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                                                                       EXHIBIT 4


                                TV GUIDE, INC.
                             EQUITY INCENTIVE PLAN

                           (Composite Plan Document)
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                                TV GUIDE, INC.
                             EQUITY INCENTIVE PLAN


Note: This document is a composite plan document reflecting (1) the terms of the TV Guide, Inc. Equity Incentive Plan after giving effect to the merger of TV Guide, Inc. and Gemstar International Group Limited pursuant to the Agreement and Plan of Merger dated as of October 4, 1999 among Gemstar International Group Limited, G Acquisition Subsidiary Corp. and TV Guide, Inc., as amended on February 7, 2000 (the "Transaction"), and (2) all amendments to the plan adopted prior to the closing of the Transaction.


                                   ARTICLE I
                                 INTRODUCTION

     1.1    Establishment.  TV Guide, Inc., a Delaware corporation (formerly
            -------------
United Video Satellite Group, Inc.) established the TV Guide Inc. Equity Incentive Plan (formerly the United Video Satellite Group, Inc. Equity Incentive
Plan) (the "Plan") for certain key employees of the Company. The Plan was assumed by Gemstar-TV Guide International, Inc. in connection with the Transaction. (Gemstar-TV Guide International, Inc. is hereinafter referred to, together with its Affiliated Corporations (as defined in subsection 2.1(a)), as the "Company" except where the context otherwise requires.) The Plan permits the grant of stock options, restricted stock awards, stock appreciation rights, stock units and other stock grants to certain key employees of the Company.

     1.2    Purposes.  The purposes of the Plan are to provide the key employees
            --------
selected for participation in the Plan with added incentives to continue in the service of the Company and to create in such employees a more direct interest in the future success of the operations of the Company by relating incentive compensation to the achievement of long-term corporate economic objectives, so that the income of the key employees is more closely aligned with the income of the Company's shareholders. The Plan is also designed to attract key employees and to retain and motivate participating employees by providing an opportunity for investment in the Company.

     1.3    Effective Date.  The effective date of the Plan shall be as set
            --------------
forth in subsection 2.1(g) (the "Effective Date"), subject to approval by the stockholders of the Company, within twelve (12) months before or after the Effective Date, in a manner authorized by Code Section 422 and the regulations promulgated thereunder. If the stockholders of the Company do not approve the Plan as specified above, Awards (as defined in subsection 2.1(b)) made under the Plan shall be deemed to be rescinded without any further action by the Board or the Company, and the Plan shall automatically terminate.


                                  ARTICLE II
                                  DEFINITIONS

     2.1    Definitions.  The following terms shall have the meanings set forth
            -----------
below:

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          (a)  "Affiliated Corporation" means any corporation or other entity
(including but not limited to a partnership) that is affiliated with Gemstar-TV Guide International, Inc. through stock ownership or otherwise and is treated as a common employer under the provisions of sections 414(b) and (c) of the Code, together with any parent or subsidiary of the Company as defined in section 424 of the Code.

          (b) "Award" means an Option, a Restricted Stock Award, a Stock Appreciation Right, grants of Stock pursuant to Article X or other issuances of Stock hereunder.

          (c)  "Board" means the Board of Directors of the Company.

          (d) "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

          (e) "Compensation Committee" means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. Members of the Compensation Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board. The Board may appoint more than one committee to perform specific responsibilities under the Plan, including the grant of Awards to specific groups of employees, and the reference herein to the Compensation Committee shall mean any such committee.

          (f) "Disabled" or "Disability" shall have the meaning given to such terms in Section 22(e)(3) of the Code.

          (g) "Effective Date" means the effective date of the Plan, November 16, 1993.

          (h) "Eligible Employees" means those key employees (including, without limitation, officers and directors who are also employees) of the Company or any division thereof, upon whose judgment, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of its business.

          (i) "Fair Market Value" means the average of the highest and lowest price of the Stock as reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on the applicable date. If there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions. If the price of the Stock is not reported on NASDAQ, the Fair Market Value of the Stock on the applicable date shall be as determined by the Compensation Committee using a reference comparable to the NASDAQ system. If, upon exercise of an Option, the exercise price is paid by a broker's transaction as provided in subsection 7.2(g)(ii)(D), Fair Market Value, for purposes of the exercise, shall be the price at which the Stock is sold by the broker. Notwithstanding the foregoing, for purposes of determining the "Fair Market Value" of a share of Stock with respect to Options granted immediately prior to the time of the initial public offering (the "IPO") of the Stock, the "Fair Market Value" shall be equal to the price per share at which shares of the Stock are first sold to the public pursuant to the IPO.

          (j) "Incentive Option" means an Option designated as such and granted in accordance with Section 422 of the Code.

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          (k)  "Non-Qualified Option" means any Option other than an Incentive
Option.

          (l) "Option" means a right to purchase Stock at a stated or formula price for a specified period of time. Options granted under the Plan shall be either Incentive Options or Non-Qualified Options.

          (m)  "Option Agreement" shall have the meaning given to such term in
Section 7.2 hereof.

          (n) "Option Holder" means a Participant who has been granted one or more Options under the Plan.

          (o) "Option Price" means the price at which shares of Stock subject to an Option may be purchased, determined in accordance with subsection 7.2(b).

          (p) "Participant" means an Eligible Employee designated by the Compensation Committee from time to time during the term of the Plan to receive one or more of the Awards provided under the Plan.

          (q) "Restricted Stock Award" means an award of Stock granted to a Participant pursuant to Article VII that is subject to certain restrictions imposed in accordance with the provisions of such Section.

          (r)   "Share" means a share of Stock.

          (s) "Stock" means the Common Stock, par value $0.01per share, of Gemstar-TV Guide International, Inc..

          (t) "Stock Appreciation Right" means the right, granted by the Compensation Committee pursuant to the Plan, to receive a payment determined by the increase in value that occurs subsequent to the grant of the Stock Appreciation Right based upon such factors as may be established by the Compensation Committee in its sole discretion at the time of the grant of the Stock Appreciation Right.

     2.2  Gender and Number.  Except when otherwise indicated by the context,
          -----------------
the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.


                                  ARTICLE III
                              PLAN ADMINISTRATION

     The Plan shall be administered by the Compensation Committee. In accordance with the provisions of the Plan, the Compensation Committee shall, in its sole discretion, select the Participants from among the Eligible Employees, determine the Awards to be made pursuant to the Plan, the number of Stock Appreciation Rights or shares of Stock to be issued thereunder and the time at which such Awards are to be made, fix the Option Price, period and manner in which

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an Option becomes exercisable, establish the duration and nature of Restricted
Stock Award restrictions, establish the terms and conditions applicable to Stock Appreciation Rights, and establish such other terms and requirements of the various compensation incentives under the Plan as the Compensation Committee may deem necessary or desirable and consistent with the terms of the Plan. The Compensation Committee shall determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein. The Compensation Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Compensation Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Compensation Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Compensation Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.


                                  ARTICLE IV
                           STOCK SUBJECT TO THE PLAN

     4.1  Number of Shares.  The number of shares of Stock that are authorized
          ----------------
for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Compensation Committee may from time to time deem necessary shall not exceed 7,887,600 (after giving effect to the Transaction). This authorization may be increased from time to time by approval of the Board and by the stockholders of the Company if, in the opinion of counsel for the Company, stockholder approval is required. Shares of Stock that may be issued upon exercise of Options, that are issued as Restricted Stock Awards, and that are issued as incentive compensation or other stock grants under the Plan shall be applied to reduce the maximum number of shares of Stock remaining available for use under the Plan. Shares of Stock that may be issued upon the exercise of stock options assumed by the Company in connection with a corporate reorganization or merger shall not be counted against the number of shares of Stock authorized for issuance under this Plan. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock at least the number of shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

     4.2  Other Shares of Stock.  Any shares of Stock that are subject to an
          ---------------------
option that expires or for any reason is terminated unexercised, any shares of Stock that are subject to an Award (other than an Option) and that are forfeited, and any shares of Stock withheld for the payment of taxes or received by the Company as payment of the exercise price of an Option shall automatically become available for use under the Plan, provided, however, that no more than 7,887,600 shares of Stock (after giving effect to the Transaction) may be awarded pursuant to Incentive Options.

     4.3  Adjustments for Stock Split, Stock Dividend, Etc.  If the Company
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shall at any time increase or decrease the number of its outstanding shares of
Stock or change in any way the rights and privileges of such shares by means of the payment of a stock dividend or any other

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distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the shares of Stock as to which Awards may be granted under the Plan and (ii) the shares of the Stock then included in each outstanding Award granted hereunder.

     4.4  Other Distributions and Changes in the Stock.  If
          --------------------------------------------

          (a) the Company shall at any time distribute with respect to the Stock assets or securities of persons other than the Company (excluding cash or distributions referred to in Section 4.3), or

          (b) the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company, or

          (c) there shall be any other change (except as described in Section 4.3) in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Compensation Committee shall in its discretion determine that the event described in subsection (a), (b), or (c) above equitably requires an adjustment in the number or kind of shares subject to an Option or other Award, an adjustment in the Option Price or the taking of any other action by the Compensation Committee, including without limitation, the setting aside of any property for delivery to the Participant upon the exercise of an Option or the full vesting of an Award, then such adjustments shall be made, or other action shall be taken, by the Compensation Committee and shall be effective for all purposes of the Plan and on each outstanding Option or Award that involves the particular type of stock for which a change was effected. Notwithstanding the foregoing provisions of this Section 4.4, pursuant to
Section 8.3 below, a Participant holding Stock received as a Restricted Stock Award shall have the right to receive all amounts, including cash and property of any kind, distributed with respect to the Stock upon the Participant's becoming a holder of record of the Stock. Notwithstanding the foregoing provisions of this Section 4.4, an Option Holder shall not be entitled to receive cash dividends with respect to shares of Stock until such time as the Option Holder has exercised the Option in accordance with the provisions of subsection 7.2(g) and has become the owner of record of such Stock and nothing contained herein shall be deemed to create any preemptive rights with respect to an Option Holder.

     4.5  General Adjustment Rules.  No adjustment or substitution provided for
          ------------------------
in this Article IV shall require the Company to sell a fractional share of Stock under any Option, or otherwise issue a fractional share of Stock, and the total substitution or adjustment with respect to each Option and other Award shall be limited by deleting any fractional share. In the case of any such substitution or adjustment, the total Option Price for the shares of Stock then subject to an Option shall remain unchanged but the Option Price per share under each such Option shall be equitably adjusted by the Compensation Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed, and appropriate adjustments shall be made to other Awards to reflect any such substitution or adjustment.

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     4.6  Determination by the Compensation Committee, Etc.  Adjustments under
          ------------------------------------------------
this Article IV shall be made by the Compensation Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.


                                   ARTICLE V
                           CORPORATE REORGANIZATION

     5.1  Reorganization.  Upon the occurrence of any of the following events,
          --------------
the Compensation Committee shall notify the Participants under the Plan in accordance with Section 5.2 and all of the Awards then outstanding shall be treated as described in Section 5.2, without the necessity for any additional notice or other action by the Board or the Company: (a) the merger or consolidation of the Company with or into another corporation or other reorganization (other than a reorganization under the United States Bankruptcy
Code) of the Company (other than a consolidation, merger, or reorganization in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Stock); or (b) the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (other than a sale or conveyance in which the Company continues as holding company of an entity or entities that conduct the business or business formerly conducted by the Company).

     5.2  Required Notice.
          ---------------

          (a) Options. If the Company is a party to a transaction described in clause (a) or (b) of Section 5.1, the Compensation Committee may either: (i) declare that all Options granted under the Plan shall become exercisable immediately, notwithstanding the provisions of the respective Option Agreements regarding exercisability, and all Options shall terminate thirty (30) days after the Compensation Committee gives written notice to all Option Holders of their immediate right to exercise all Options then outstanding and of the Compensation Committee's decision to terminate all Options not exercised within such thirty
(30) day period; or (ii) declare that all Options previously vested under the Plan must be exercised within thirty (30) days after the Compensation Committee gives written notice to such vested Option Holders of such termination and of the Compensation Committee's decision to terminate all Options (including Options not vested) at the end of such thirty (30) day period; or (iii) notify all Option Holders that all Options granted under the Plan shall apply (as determined by the Compensation Committee) to the securities of the resulting corporation with appropriate adjustments to such Options.

          (b) Other Awards. Upon the occurrence of any of the events described under clauses (a) or (b) of Section 5.1, the Compensation Committee shall give at least thirty (30) days prior written notice to each Participant with respect to Awards other than Options and the Company, or the successor or purchaser, as the case may be, shall either (i) make adequate provision for the adjustment of outstanding Awards (other than Options) so that such Awards shall entitle the Participant to receive the kind and amount of securities or property or cash receivable upon such merger, consolidation, other reorganization, sale or conveyance by a holder of the number of shares of Stock that would have been receivable with respect to such Award immediately prior to such merger, consolidation, other reorganization, sale or conveyance (assuming such holder of Stock failed to exercise any rights of election and received per share

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the kind and amount received per share by a majority of the non-electing shares), or (ii) terminate such Awards and arrange for the payment by the Company or the successor to the Company to each affected Participant of an amount equal to the value of each such Award at the time of termination.

     5.3  Liquidation or Dissolution.  The adoption of a plan of dissolution or
          --------------------------
liquidation by the Board and the stockholders of the Company (a "Liquidation") shall cause every Award outstanding under the Plan to terminate to the extent not exercised within thirty (30) days after notice is delivered to the Participant of the adoption of a plan of Liquidation by the stockholders of the Company; provided, however, that the Compensation Committee, in its discretion, may declare that all Awards granted under the Plan shall be exercisable immediately, notwithstanding the provisions of the respective Awards regarding exercisability.

     5.4  Limitation on Payments.  If the provisions of this Article V would
          ----------------------
result in the receipt by any Participant of a payment within the meaning of
Section 280G of the Code and the regulations promulgated thereunder and if the receipt of such payment by any Participant would, in the opinion of independent tax counsel of recognized standing selected by the Company, result in the payment by such Participant of any excise tax provided for in Sections 280G and 4999 of the Code, then the amount of such payment shall be reduced to the extent required, in the opinion of independent tax counsel, to prevent the imposition of such excise tax; provided, however, that the Compensation Committee, in its sole discretion, may authorize the payment of all or any portion of the amount of such reduction to the Participant.


                                  ARTICLE VI
                                 PARTICIPATION

     Participants in the Plan shall be those Eligible Employees who, in the judgment of the Compensation Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation and development of the Company or an Affiliated Corporation, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Compensation Committee, and receipt of one such Award shall not result in automatic receipt of any other Award. Upon determination by the Compensation Committee that an Award is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Compensation Committee, enter into an agreement with the Company, in such form as the Compensation Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Compensation Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern. Notwithstanding any other provision of this Plan, the maximum number of shares of Stock that may be issued to any one Participant during the term of this Plan pursuant to all Awards shall be 1,971,900 shares of Stock (after giving effect to the Transaction), provided, however, that Options issued under this Plan as substitution or replacement options pursuant to a reorganization shall not be counted against such

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limit, and provided further, that the 1,971,900 share limit (after giving effect to the Transaction) shall be adjusted as provided in Articles IV and V to reflect any transaction described therein.


                                  ARTICLE VII
                                    OPTIONS

     7.1  Grant of Options.  Coincident with or following designation for
          ----------------
participation in the Plan, a Participant may be granted one or more Options.
The Compensation Committee in its sole discretion shall designate whether an Option is an Incentive Option or a Non-Qualified Option. The Compensation Committee may grant both an Incentive Option and a Non-Qualified Option to an Eligible Employee at the same time or at different times. Incentive Options and Non-Qualified Options, whether granted at the same time or at different times, shall be deemed to have been awarded in separate grants and shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares for which any other Option may be exercised, except as provided in subsection 7.2(j). An Option shall be considered as having been granted on the date specified in the grant resolution of the Compensation Committee.

     7.2  Stock Option Agreements.  Each Option granted under the Plan shall be
          -----------------------
be evidenced by a written stock option agreement (an "Option Agreement"). An Option Agreement shall be entered into between the Company and the Participant to whom the Option is granted (the "Option Holder") and shall be in such form as may be approved by the Compensation Committee. The Option Agreement shall incorporate and conform to the conditions set forth in this Section 7.2 as well as such other terms and conditions that are not inconsistent as the Compensation Committee may consider appropriate in each case.

          (a) Number of Shares. Each Option Agreement shall state that it covers a specified number of shares of Stock, as determined by the Compensation Committee.

          (b) Price. The price at which each share of Stock covered by an Option may be purchased shall be determined in each case by the Compensation Committee and set forth in the Option Agreement, but in no event shall the price be less than 100 percent of the Fair Market Value of the Stock on the date the Option (both Incentive and Non-Qualified) is granted, provided, however, that Options may be issued under this Plan in substitution for outstanding options issued by another corporation that is a party to a reorganization, consolidation or merger to which the Company is also a party with an exercise price less than the Fair Market Value of the Stock on the date the replacement Option is granted if such replacement Option is granted in accordance with the provisions of section 424 of the Code that govern the issuance of substitute options in such corporate transactions.

          (c) Duration of Options; Restrictions on Exercise. Each Option Agreement shall state the period of time, determined by the Compensation Committee, within which the Option may be exercised by the Option Holder (the "Option Period"). The Option Period must end, in all cases, not more than ten years from the date the Option is granted. The Option Agreement shall also set forth any installment or other restrictions on Option exercise during such period, if any, as may be determined by the Compensation Committee. Each Option

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shall become exercisable (vest) over such period of time, if any, or upon such events, as determined by the Compensation Committee.

          (d) Termination of Employment, Death, Disability, Etc. The Compensation Committee may specify the period, if any, after which an Option may be exercised following termination of the Option Holder's employment. The effect of this subsection 7.2(d) shall be limited to determining the consequences of a termination and nothing in this subsection 7.2(d) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any individual's employment. If the Compensation Committee does not otherwise specify, the following shall apply:

              (i) If the employment of the Option Holder terminates for any reason other than death or Disability, the Option shall thereafter be void for all purposes, provided, however, that if such termination of employment shall be due to the Option Holder's voluntary resignation with the consent of the Compensation Committee, such Option may be exercised for a period of three months after such termination of employment, so long as such Option is exercised within the Option Period. If the Compensation Committee permits the exercise of an Option after termination of employment pursuant to the foregoing sentence, the Option may only be exercised with respect to the shares of Stock as to which the Option was exercisable on the date of the Option Holder's termination of employment.

              (ii) If the Option Holder becomes Disabled, the Option may be exercised by the Option Holder, or in the case of death by the persons specified in subsection (iii) of this subsection 7.2(d), within one year following his or her Disability (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's termination of employment because of Disability.

              (iii) If the Option Holder dies during the Option Period while still employed or within the one year period referred to in (ii) above or the three month period referred to in (i) above (if applicable), the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution within one year following the Option Holder's death, (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's death.

          (e) Transferability. Each Option shall not be transferable by the Option Holder except by will or pursuant to the laws of descent and distribution. Each Option is exercisable during the Option Holder's lifetime only by him or her, or in the event of disability or incapacity, by his or her guardian or legal representative. The Committee may, however, provide at the time of grant or thereafter that the Option Holder may transfer a Non-Qualified Option to a member of the Option Holder's immediate family, a trust of which the members of the Option Holder's immediate family are the only beneficiaries, or a partnership of which members of the Option Holder's immediate family or a trust for the sole benefit of the Option Holder's immediate family are the only partners. Immediate family means the Option Holder's spouse, issue (by birth or adoption), parents, grandparents and siblings (including half brothers and sisters and adopted siblings). The Committee may require the Option Holder and the transferee to enter into an appropriate agreement with the Company providing for, among other things, the satisfaction

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of required tax withholding with respect to the exercise of the transferred
Option and the satisfaction of any Stock retention requirements applicable to the Option Holder, together with such other terms and conditions as may be specified by the Committee. During the Option Holder's lifetime the Option Holder may not transfer an Incentive Option under any circumstances.

          (f) Consideration for Grant of Option. Each Option Holder agrees to remain in the employment of the Company, at the pleasure of the Company, for a continuous period of at least one year after the date the Option is granted, at the salary rate in effect on the date of such agreement or at such changed rate as may be fixed, from time to time, by the Company. Nothing in this paragraph shall limit or impair the Company's right to terminate the employment of any employee.

          (g)  Exercise, Payments, Etc.

               (i) Manner of Exercise. The method for exercising each Option granted hereunder shall be by delivery to the Company of written notice specifying the number of Shares with respect to which such Option is exercised. The purchase of such Shares shall take place at the principal offices of the Company within thirty days following delivery of such notice, at which time the Option Price of the Shares shall be paid in full by any of the methods set forth below or a combination thereof. Except as set forth in the next sentence, the Option shall be exercised when the Option Price for the number of shares as to which the Option is exercised is paid to the Company in full. If the Option Price is paid by means of a broker's loan transaction described in subsection 7.2(g)(ii)(D), in whole or in part, the closing of the purchase of the Stock under the Option shall take place (and the Option shall be treated as exercised) on the date on which, and only if, the sale of Stock upon which the broker's loan was based has been closed and settled, unless the Option Holder makes an irrevocable written election, at the time of exercise of the Option, to have the exercise treated as fully effective for all purposes upon receipt of the Option Price by the Company regardless of whether or not the sale of the Stock by the broker is closed and settled. A properly executed certificate or certificates representing the Shares shall be delivered to or at the direction of the Option Holder upon payment therefor.

               (ii) Unless otherwise specified by the Compensation Committee at the time an Option is granted to an Option Holder, the exercise price shall be paid by any of the following methods or any combination of the following methods at the election of the Option Holder, or by any other method approved by the Compensation Committee upon the request of the Option Holder:

                    (A) by certified, cashier's check or other check acceptable to the Company, payable to the order of the Company;

                    (B) by delivery to the Company of certificates representing the number of shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to the Company; provided however, that no Option may be exercised by delivery to the Company of certificates representing Stock, unless such Stock has been held by the Option Holder for more than six months; for purposes of this Plan, the Fair Market Value of any shares of Stock delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market

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Value as of the exercise date; the exercise date shall be the day of delivery of the certificates for the Stock used as payment of the Option Price; or

                    (C) by delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder required to pay the Option Price.

          (h) Date of Grant. An Option shall be considered as having been granted on the date specified in the grant resolution of the Compensation Committee.

          (i)  Withholding.

               (i) Non-Qualified Options. Upon exercise of an Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws, including payment of such taxes through delivery of shares of Stock or by withholding Stock to be issued under the Option, as provided in Article XV.

               (ii) Incentive Options. If an Option Holder makes a disposition (as defined in Section 424(c) of the Code) of any Stock acquired pursuant to the exercise of an Incentive Option prior to the expiration of two years from the date on which the Incentive Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Option Holder shall send written notice to the Company at its principal office in Tulsa, Oklahoma (Attention: Corporate Secretary), of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by Sections 3102 and 3402 of the Code and applicable state income tax laws.

     7.3       Restrictions on Incentive Options.
               ---------------------------------

               (a) Initial Exercise. The aggregate Fair Market Value of the Shares with respect to which Incentive Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the date of grant of the Option.

               (b) Ten Percent Stockholders. Incentive Options granted to an Option Holder who is the holder of record of 10% or more of the outstanding Stock of the Company shall have an Option Price equal to 110% of the Fair Market Value of the Shares on the date of grant of the Option and the Option Period for any such Option shall not exceed five years.

     7.4       Stockholder Privileges. No Option Holder shall have any rights as
               ----------------------
a stockholder with respect to any shares of Stock covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in Article IV.

                                 ARTICLE VIII
                            RESTRICTED STOCK AWARDS

     8.1    Grant of Restricted Stock Awards.  Coincident with or following
            --------------------------------
designation for participation in the Plan, the Compensation Committee may grant a Participant one or more Restricted Stock Awards consisting of Shares of Stock. The number of Shares granted as a Restricted Stock Award shall be determined by the Compensation Committee.

     8.2    Restrictions.  A Participant's right to retain a Restricted Stock
            ------------
Award granted to him under Section 8.1 shall be subject to such restrictions, including but not limited to his continuous employment by the Company or an Affiliated Corporation for a restriction period specified by the Compensation Committee or the attainment of specified performance goals and objectives, as may be established by the Compensation Committee with respect to such Award. The Compensation Committee may in its sole discretion require different periods of employment or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Stock shares constituting a Restricted Stock Award. In the event of a Participant's termination of employment for any reason, any Restricted Stock Awards as to which the employment period or other restrictions have not been satisfied shall be forfeited, and all shares of Stock related thereto shall be immediately returned to the Company.

     8.3    Privileges of a Stockholder, Transferability. A Participant shall
            --------------------------------------------
have all voting, dividend, liquidation and other rights with respect to Stock in accordance with its terms received by him as a Restricted Stock Award under this
Article VIII upon his becoming the holder of record of such Stock; provided, however, that the Participant's right to sell, encumber, or otherwise transfer such Stock shall be subject to the limitations of Section 11.2.

     8.4    Environment of Restrictions. The Compensation Committee shall
            ---------------------------
cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions provided by Sections 8.2 and 8.3 and, in addition, may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Sections 8.2 and 8.3:

            (a) Requiring the Participant to keep the Stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

            (b) Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.

                                  ARTICLE IX
                           STOCK APPRECIATION RIGHTS

       9.1  Persons Eligible.  The Compensation Committee, in its sole
            ----------------
discretion, may grant Stock Appreciation Rights to Eligible Employees.

     9.2    Grant.  The Compensation Committee shall determine at the time of
            -----
the grant of a Stock Appreciation Right the method of determining the increase in value of the Stock

Appreciation Right and the time period during which the Stock Appreciation Right may be exercised, which period may not commence until six months after the date of grant.

     9.3    Termination of Employment; Exercise.  A Stock Appreciation Right
            -----------------------------------
shall entitle a Participant to receive a payment in accordance with Section 9.4 below. Upon termination of the Participant's employment with the Company and all Affiliated Corporations, the Stock Appreciation Right shall be deemed to be exercised and the Company shall deliver to the person entitled thereto a payment in accordance with Section 9.4 below. The date the Participant terminates employment with the Company and all Affiliated Corporations is referred to in this Article IX as the "exercise date". The delivery of payment pursuant to such exercise shall take place at the principal offices of the Company within thirty (30) days following the exercise date.

     9.4    Amount of Payment.  The amount which shall be paid pursuant to the
            -----------------
exercise of a Stock Appreciation Right shall be determined by multiplying the total number of shares of Stock as to which the Stock Appreciation Right is exercised by the amount of appreciation that has occurred, based upon the valuation method established in the Stock Appreciation Right, from the date of grant of the Stock Appreciation Right to the date of exercise of such Right.
The amount payable to a Participant upon exercise of a Stock Appreciation Right shall be paid either by company check, by issuing shares of Stock to the Participant with a Fair Market Value (determined as of the date of exercise of the Stock Appreciation Right) equal to the amount payable to the Participant, or a combination thereof, as determined by the Committee in its sole discretion, within the time period specified in Section 9.3.

     9.5    Termination of Stock Appreciation Rights by the Compensation
            ------------------------------------------------------------
Committee.  In its sole discretion, the Compensation Committee may at any time
---------
cause any or all of the then outstanding Stock Appreciation Rights held by any or all of the Participants to be terminated effective upon the date specified by the Compensation Committee in written notice delivered to each such Participant. Upon such termination of a Stock Appreciation Right, the Participant shall be entitled to a payment computed in accordance with the terms of such Stock Appreciation Right.


                                   ARTICLE X
                           OTHER COMMON STOCK GRANTS

     From time to time during the duration of this Plan, the Compensation Committee may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may acquire shares of Stock, whether by purchase, outright grant, or otherwise, pursuant to the provisions of this Plan. The Compensation Committee may also, in its sole discretion, grant shares of Stock under this Plan as payment for all or any portion of other incentive compensation arrangements for employees of the Company. Any such arrangements shall be subject to such provisions of this Plan as the Compensation Committee may determine in its sole discretion and all shares of Stock issued pursuant to such arrangements shall be issued under this Plan. At the sole discretion of the Company, the Company may adopt other plans or arrangements pursuant to which shares of Stock may be issued to employees of the Company.

                                  ARTICLE XI
                       RIGHTS OF EMPLOYEES; PARTICIPANTS

     11.1   Employment.  Nothing contained in the Plan or in any Award, or other
            ----------
Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his employment by the Company or any Affiliated Corporation, or interfere in any way with the right of the Company or any Affiliated Corporation, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of employment shall be determined by the Compensation Committee at the time.

     11.2   Covenant Not to Compete.  In consideration of the grant of each
            -----------------------
Award under the Plan, the Participant shall agree that for the three year period immediately following the period he is employed by the Company he will not (a) "Participate In" (as hereinafter defined) any business or organization (a "Competitor") in a capacity that directly assists such Competitor in competing with the Company in any business enterprise or business operation that is then being conducted by the Company or as to which the Company has developed business plans to enter such business in the respective specific geographic areas where the Company conducted such businesses at the time the Participant ceased to be an employee of the Company, (b) own a controlling interest in a business or organization that competes in a material respect in the above described business in the respective geographic areas where the Company conducted such businesses at the time the Participant ceased to be employed by the Company, or (c) solicit or interfere with, or endeavor to entice away from the Company, any of its suppliers, customers or employees. For purposes of this Section, the term "Participate In" shall mean: directly or indirectly, for his own benefit or for, with or through any other person, firm or corporation, own, manage, operate, control, lend money to, or participate in the ownership, management, operation or control of, or be connected as a director, officer, employee, partner, consultant, agent, independent contractor or otherwise with, or acquiesce in the use of his name in connection with any other firm, corporation or business enterprise in a manner that advances the business interests of such other entity." Notwithstanding the foregoing, the Participant shall not be deemed to "Participate In" a business merely because he owns not more than 25% of the outstanding common stock of a corporation, if, at the time of its acquisition by the Participant, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange. The Participant shall agree that the provisions of this Section are necessary and reasonable to protect the Company in the conduct of its business. If any restriction contained in this Section shall be deemed to be invalid, illegal or unenforceable by reason of the extent, duration or geographical scope hereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration or geographical scope or other provision hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby. Notwithstanding the foregoing, the Committee may alter the terms and conditions of any covenant not to compete imposed in connection with the grant of an Award under the Plan or may determine, in its sole discretion, not to impose any such restriction.

     11.3   Nontransferability.  Except as otherwise provided in Section 7.2(e),
            ------------------
no right or interest of any Participant in an Option, a Stock Appreciation Right, a Restricted Stock Award (prior to the completion of the restriction period applicable thereto), or other Award granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a Participant's death, a Participant's rights and interests in Options, Stock Appreciation Rights, Restricted Stock Awards and other Awards, shall, to the extent provided in Articles VII, VIII, IX and X, be transferable by will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant's legal representatives, heirs or legatees. If in the opinion of the Compensation Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Compensation Committee with evidence satisfactory to the Compensation Committee of such status.

     11.4   No Plan Funding. Obligations to Participants under the Plan will not
            ---------------
be funded, trusteed, insured or secured in any manner. The Participants under the Plan shall have no security interest in any assets of the Company or any Affiliated Corporation, and shall be only general creditors of the Company.


                                  ARTICLE XII
                              GENERAL RESTRICTIONS

     12.1   Investment Representations.  The Company may require any person to
            --------------------------
whom an Option, Stock Appreciation Right, Restricted Stock Award, or Stock is granted, as a condition of exercising such Option or Stock Appreciation Right, or receiving such Restricted Stock Award, or Stock, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws.

     12.2   Compliance with Securities Laws.  Each Option, Stock Appreciation
            -------------------------------
Right, Restricted Stock Award, and Stock grant shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Option, Stock Appreciation Right, Restricted Stock Award, or Stock grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option, Stock Appreciation Right, Restricted Stock Award, or Stock grant may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Compensation Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

     12.3   Changes in Accounting Rules.  Notwithstanding any other provision of
            ---------------------------
the Plan to the contrary, if, during the term of the Plan, any changes in the financial or tax accounting rules applicable to Options, Stock Appreciation Rights, Restricted Stock Awards, or other Awards shall occur which, in the sole judgment of the Compensation Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the

Compensation Committee shall have the right and power to modify as necessary, any then outstanding and unexercised Options, Stock Appreciation Rights, outstanding Restricted Stock Awards, and other outstanding Awards as to which the applicable employment or other restrictions have not been satisfied.


                                 ARTICLE XIII
                            OTHER EMPLOYEE BENEFITS

     The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option or Stock Appreciation Right, the sale of shares received upon such exercise, the vesting of any Restricted Stock Award, or the grant of Stock shall not constitute "earnings" or "compensation" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.


                                  ARTICLE XIV
                  PLAN AMENDMENT, MODIFICATION AND TERMINATION

     The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the stockholders if stockholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of counsel, determines that stockholder approval is otherwise necessary or desirable.

     No amendment, modification or termination of the Plan shall in any manner adversely affect any Options, Stock Appreciation Rights, Restricted Stock Awards, Stock or other Award theretofore granted under the Plan, without the consent of the Participant holding such Options, Stock Appreciation Rights, Restricted Stock Awards, Stock or other Awards.


                                   ARTICLE XV
                                  WITHHOLDING

     15.1   Withholding Requirement.  The Company's obligations to deliver
            -----------------------
shares of Stock upon the exercise of any Option, or Stock Appreciation Right, the vesting of any Restricted Stock Award, or the grant of Stock shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

     15.2   Withholding With Stock.  At the time the Compensation Committee
            ----------------------
grants an Option, Stock Appreciation Right, Restricted Stock Award, other Award, or Stock, it may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or to have the Company withhold from shares otherwise issuable to the Participant, shares of Stock having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. All elections shall be subject to the approval or disapproval of the Compensation Committee. The value of shares of Stock to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Any such elections by Participants to have shares of Stock withheld for this purpose will be subject to the following restrictions:

            (a) All elections must be made prior to the Tax Date.

            (b) All elections shall be irrevocable.

            (c) If the Participant is an officer or director of the Company within the meaning of Section 16 ("Section 16") of the Securities Exchange Act of 1934 (the "34 Act"), the Participant must satisfy the requirements of such
Section 16 and any applicable Rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.


                                  ARTICLE XVI
                              REQUIREMENTS OF LAW

     16.1   Requirements of Law.  The issuance of Stock and the payment of cash
            -------------------
pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

     16.2   Federal Securities Law Requirements.  If a Participant is an officer
            -----------------------------------
or director of the Company within the meaning of Section 16, Awards granted hereunder shall be subject, to the extent practical, to all conditions required under Rule 16b-3, or any successor rule promulgated under the 1934 Act, to qualify the Award for any exception from the provisions of Section 16(b) of the 1934 Act available under that Rule. Such conditions shall be set forth in the agreement with the Participant which describes the Award or other document evidencing or accompanying the Award.

     16.3   Governing Law.  The Plan and all agreements hereunder shall be
            -------------
construed in accordance with and governed by the laws of the State of Delaware.


                                  ARTICLE XVII
                              DURATION OF THE PLAN

     Unless sooner terminated by the Board of Directors, the Plan shall terminate on November 15, 2003, and no Option, Stock Appreciation Right, Restricted Stock Award, other Award or Stock shall be granted, or offer to purchase Stock made, after such termination. Options, Stock Appreciation Rights, Restricted Stock Awards and other Awards outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions, or paid, in accordance with their terms.